Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13D (including amendments thereto); and (ii) that this joint filing agreement may be included as an Exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Date: August 18, 2023

BOLORIA INVESTMENTS HOLDING B.V.

By:	/s/ Evan Gordon
Name: Evan Gordon
Title: Chief Compliance Officer

APG ASSET MANAGEMENT, N.V.

By:	/s/ Evan Gordon
Name: Evan Gordon
Title: Chief Compliance Officer

APG GROEP, N.V.

By:	/s/ Evan Gordon
Name: Evan Gordon
Title: Chief Compliance Officer

STICHTING PENSIOENFONDS ABP

By:	/s/ Evan Gordon
Name: Evan Gordon
Title: Chief Compliance Officer

Schedule I

EXECUTIVE OFFICERS AND DIRECTORS OF BOLORIA INVESTMENTS HOLDING B.V.

The names of the directors and the names and titles of the executive officers of Boloria Investments Holding B.V. and their principal occupations are set forth below. The business address of each of the directors or executive officers is c/o Boloria Investments Holding B.V., Oude Lindestraat 70, 6411EJ Heerlen, Netherlands. Unless otherwise indicated, each occupation set forth opposite an individual’s name is with APG Asset Management N.V.

Name	Present Principal Employment	Citizenship
Board of Directors:

van der Lubbe, Rutger Wilhelmus	Head of Global Investment Strategy Real Estate at APG Asset Management N.V., Basisweg 10A, 1043AP Amsterdam, Netherlands	The Netherlands

Foortse, Robert-Jan Anton	Head of Real Estate Europe at APG Asset Management N.V., Basisweg 10A, 1043AP Amsterdam, Netherlands	The Netherlands

Executive Officers:

N/A	N/A	N/A

EXECUTIVE OFFICERS AND DIRECTORS OF APG ASSET MANAGEMENT, N.V.

The names of the directors and the names and titles of the executive officers of APG Asset Management, N.V. and their principal occupations are set forth below. The business address of each of the directors or executive officers is c/o APG Asset Management, N.V., Basisweg 10A, 1043AP Amsterdam, Netherlands. Unless otherwise indicated, each occupation set forth opposite an individual’s name is with APG Asset Management, N.V.

Name	Present Principal Employment	Citizenship

Board of Directors:

Wuijster, Ronald	CEO	The Netherlands

Rademaker, Hans Albertus Andreas	Cfi	The Netherlands

van den Berge, Alida, Klazina	COO	The Netherlands

Bakker, Barbara	CFRO	The Netherlands

Executive Officers:

Please see above.	N/A	N/A

EXECUTIVE OFFICERS AND DIRECTORS OF APG GROEP, N.V.

The names of the directors and the names and titles of the executive officers of APG Groep, N.V. and their principal occupations are set forth below. The business address of each of the directors or executive officers is c/o APG Groep, N.V., Oude Lindestraat 70, Postbus 6401, Heerlen, Netherlands. Unless otherwise indicated, each occupation set forth opposite an individual’s name is with APG Groep, N.V.

Name	Present Principal Employment	Citizenship

Board of Directors:

Mosman-Sluiter, Annette	Board member	The Netherlands

Wuijster, Ronald	Board member	The Netherlands

Roelofsen – van Dierendonck, Francine Caspare Marguerite	Board member	The Netherlands

Blacquiere, Maarten	Board member	The Netherlands

Executive Officers:

N/A	N/A	N/A

EXECUTIVE OFFICERS AND DIRECTORS OF STICHTING PENSIOENFONDS ABP

The names of the directors and the names and titles of the executive officers of Stichting Pensioenfonds ABP and their principal occupations are set forth below. The business address of each of the directors or executive officers is c/o Stichting Pensioenfonds ABP, PO Box 4874, 6401 JL Heerlen, Netherlands. Unless otherwise indicated, each occupation set forth opposite an individual’s name is with Stichting Pensioenfonds ABP.

Name	Present Principal Employment	Citizenship

Board of Directors:

van Vliet, Andre	Non-executive director	The Netherlands

Fey, Patrick Johannes Henriette	Non-executive director	The Netherlands

Nauta – van der Linden, Krista	Non-executive director	The Netherlands

Sibbing, Aloysius Johannes Maria	Non-executive director	The Netherlands

Boonen, Aalt	Non-executive director	The Netherlands

Gram, Anne	Non-executive director	Denmark

Rosenmoller, Paul	Non-executive director	The Netherlands

van Wijnen, Harmen Jan	Chairman of the executive board	The Netherlands

Dijkhuis, Dominique Fleurette	Executive director	The Netherlands

Verdonk – van Lokven, Yolanda Elizabeth Maria	Executive director	The Netherlands

van der Meer – Gangapersadsing, Vandena Shaantie	Non-executive director	The Netherlands

Slager, Alfredus Mattheus Harmen	Non-executive director	The Netherlands

ten Kroode, Maria Paulina Isabella	Non-executive director	The Netherlands

Becker, Robert	Non-executive director	The Netherlands

Kool, Alfred Jacobus Maria	Non-executive director	The Netherlands

Executive Officers:

N/A	N/A	N/A